UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

COLORADO 2000C LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

West Virginia	333-41977-09	55-0773437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the Order (as defined in Item 4.01 below), the Partnership entered into an assignment, bill of sale and conveyance, dated effective as of December 1, 2013 (the “Assignment Agreement”) with PDC Energy, Inc., the managing general partner of the Partnership (“PDC”), pursuant to which the Partnership conveyed to PDC all of the Partnership’s oil and gas properties for a purchase price of $2,597,000. PDC used short-term borrowings to purchase the oil and gas properties. The information set forth under Item 4.01 of this Report is incorporated herein by reference.

A copy of the Assignment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Assignment Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Assignment Agreement.

Item 1.03 Bankruptcy or Receivership

The information set forth under Items 1.01 and 4.01 of this Report are incorporated herein by reference. A copy of the Order, as described in Item 4.01 of this Report, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2013, the Partnership completed the disposition of substantially all of its properties as described above in Item 1.01 of this Report. The information set forth under Items 1.01 and 4.01 of this Report is incorporated by reference herein.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported, on September 16, 2013, Colorado 2000C Limited Partnership (the “Partnership”) filed a petition under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) and, on September 27, 2013, the Partnership filed a Motion to Sell Substantially All of Its Assets, as amended on October 10,2013 (the “Sale Motion”) with the Bankruptcy Court. Karen Nicolaou was appointed to act as the Responsible Party for the Partnership and to oversee all actions for the Partnership in connection with the Chapter 11 Proceeding, including actions relating to the Sale Motion. The Sale Motion provided for, among other things, a marketing and auction process for the sale of substantially all of the Partnership’s assets through The Oil & Gas Asset Clearinghouse. Subsequently, on December 11, 2013, the Partnership conducted a Section 363 auction for the sale of substantially all of its assets (the “Auction”). As a result of the Auction, on December 13, 2013, the Bankruptcy Court issued an order (the “Order”) approving the sale of all of the Partnership’s properties. In light of the foregoing, on February 27, 2014, Schneider Downs & Co. Inc. (“Schneider Downs”) resigned as the Partnership’s independent public accounting firm.

Schneider Downs has not issued any reports on any interim or annual financial statements for the Partnership since being retained in 2006. The Partnership has been unable to complete required financial statements for the years ended 2013 or 2012 or for any subsequent interim periods because, as previously disclosed, it has not completed required financial statements for previous reporting periods. As such, Schneider Downs has not issued a report on the Partnership’s financial statements for the fiscal years ended December 31, 2013 or 2012 or any subsequent interim period or any previous period, and, therefore, (i) there are no reports which could contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, and (ii) during the years ended December 31, 2013 and 2012 and through February 27, 2014, the Partnership did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Schneider Downs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schneider Downs, would have caused Schneider Downs to make reference thereto in such report on the Partnership’s financial statements for such years had Schneider Downs issued any reports. Also, during the years ended December 31, 2013 and 2012 and through February 27, 2014, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Given the pending Chapter 11 Proceeding, the Partnership does not intend to appoint a new independent registered public accounting firm at this time. The Partnership has provided Schneider Downs with a copy of the foregoing disclosures and requested that it furnish the Partnership with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 27, 2014, is attached as Exhibit 16.1 to this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Assignment, Bill of Sale and Conveyance

16.1	Letter from Schneider Downs & Co., Inc. to the SEC

99.1	Order of Bankruptcy Court Approving Asset Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colorado 2000C LIMITED PARTNERSHIP

Date: February 27, 2014	By:	/s/ Karen Nicolaou
	Name:	Karen Nicolaou
	Title:	Responsible Party

EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment, Bill of Sale and Conveyance

16.1	Letter from Schneider Downs & Co., Inc. to the SEC

99.1	Order of Bankruptcy Court Approving Asset Sale